UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 16, 2020

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	KIN	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	KIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Asset Purchase Agreement for the Sale of Mirataz to Dechra
On March 16, 2020, Kindred Biosciences, Inc., a Delaware corporation ("KindredBio"), and Dechra Limited, a private limited company organized under the laws of England and Wales ("Dechra"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") pursuant to which KindredBio agreed to sell to Dechra KindredBio's right, title, and interest in and to Mirataz® (mirtazapine transdermal ointment) or Accusorb™ , including specified related assets such as contracts, inventory, intellectual property, books and records, and claims. Dechra is an affiliate of Dechra Pharmaceuticals PLC.
The purchase price payable by Dechra to KindredBio is $43,000,000 plus the estimated inventory cost (as defined in the Asset Purchase Agreement), $38,700,000 of which is payable upon the closing of the transaction, $2,150,000 of which will be held in escrow and is payable 12 months following the closing less any paid or pending escrow claims, and $2,150,000 of which will be held in escrow and is payable 18 months following the closing, less any paid or pending escrow claims. The amount held in escrow will be used to satisfy any indemnification claims by Dechra against KindredBio. Following the closing, as additional consideration, Dechra will pay KindredBio a royalty in the amount of 10% of worldwide net sales (as defined in the Asset Purchase Agreement), on a country-by-country basis until expiration on a country-by-country basis of the royalty term (as defined in the Asset Purchase Agreement) with respect to the applicable country.
The closing of the transactions contemplated by the Asset Purchase Agreement is subject to customary closing conditions. The Asset Purchase Agreement contains customary representations, warranties, and pre-closing covenants by and from KindredBio and Dechra. KindredBio has agreed to indemnify Dechra from and against specified liabilities and expenses incurred by Dechra in connection with the Asset Purchase Agreement, including as a result of the breach of KindredBio's representations and warranties.
The preceding summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference.
The Asset Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about KindredBio or Dechra or their respective subsidiaries and affiliates. The Asset Purchase Agreement contains representations and warranties by each of KindredBio and Dechra made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. The disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, certain representations and warranties in the Asset Purchase Agreement were used for the purpose of allocating risk between KindredBio and Dechra. Accordingly, investors and stockholders should not rely on the representations and warranties in the Asset Purchase Agreement as characterizations of the actual state of facts or condition of KindredBio or Dechra or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.
Amendment of the Solar Capital Loan and Security Agreement
KindredBio is a party to the Loan and Security Agreement, dated as of September 30, 2019, among KindredBio, its subsidiaries (KindredBio Equine, Inc. and Centaur Biopharmaceutical Services, Inc.), and Solar Capital Ltd. (“Solar Capital”) in its capacity as collateral agent and lender and the other lenders party thereto (the

“Loan and Security Agreement”). KindredBio filed a copy of the Loan and Security Agreement with the Securities and Exchange Commission on October 2, 2019 as an exhibit to its Current Report on Form 8-K.
In connection with entering into the Asset Purchase Agreement, KindredBio, its subsidiaries, Solar Capital in its capacity as collateral agent and lender and the other lenders party to the following amendment entered into a First Amendment to Loan and Security Agreement dated as of March 16, 2020 (the "First Amendment"). Among other things, the First Amendment increases the minimum cash amount (as defined in the Loan and Security Agreement) required to be maintained by KindredBio to $10,000,000 at any time prior to the initial funding date (as defined in the Loan and Security Agreement) of any term B loan (as defined in the Loan and Security Agreement), to $15,000,000 at all times on and after the initial funding date of any term B loan, and to $20,000,000 at all times on and after the initial funding date of any term C loan (as defined in the Loan and Security Agreement), excepts the transactions contemplated by the Asset Purchase Agreement from certain requirements and restrictions contained in the Loan and Security Agreement, and releases Solar Capital's lien in and to the assets that are being sold by KindredBio pursuant to the Asset Purchase Agreement. The First Amendment also requires KindredBio to receive unrestricted net proceeds of at least $10,000,000 prior to December 31, 2021 pursuant to a specified sale of preferred or common stock or convertible subordinated debt financing.
The preceding summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.
The First Amendment has been included as an exhibit to this Current Report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about KindredBio or its subsidiaries and affiliates. The First Amendment contains representations and warranties by KindredBio made solely for the benefit of Solar Capital and the other lenders named in the First Amendment. Accordingly, investors and stockholders should not rely on the representations and warranties of KindredBio in the First Amendment as characterizations of the actual state of facts or condition of KindredBio or its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the First Amendment, which subsequent information may or may not be fully reflected in public disclosures.
Item 2.02    Results of Operations and Financial Condition.
On March 16, 2020, KindredBio issued a press release announcing its financial results for the fiscal year ended December 31, 2019 and recent business developments, including the execution of the Asset Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information furnished under this Item 2.02, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any subsequent filing by KindredBio under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as specifically stated in such filing.
Item 2.05    Costs Associated with Exit or Disposal Activities.
On March 16, 2020, KindredBio committed to a restructuring to better align its workforce to its revised operating needs and program development plans. The restructuring consisted primarily of a 35% workforce reduction leading to the termination of 53 positions resulting in a total workforce of approximately 98 positions. KindredBio estimates it will incur approximately $1,700,000 in cash expenditures as a result of the restructuring, majority of which will be severance costs. KindredBio expects the restructuring to be completed in the second quarter of 2020.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
2.1
Asset Purchase Agreement dated as of March 16, 2020 between Kindred Biosciences, Inc. and Dechra Limited. (Schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K but will be furnished to the Securities and Exchange Commission upon its request.)

10.1
First Amendment to Loan and Security Agreement dated as of March 16, 2020 among Kindred Biosciences, Inc., KindredBio Equine, Inc., Centaur Biopharmaceutical Services, Inc., Solar Capital, Ltd., as collateral agent and lender, and the other lenders named therein.

99.1	Press Release of Kindred Biosciences, Inc. issued on March 16, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: March 16, 2020	By: /s/ Wendy Wee
Wendy Wee
Chief Financial Officer